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                                                                    Exhibit 99.1
CONTACTS:   Robert Clements and Peter Appel
            Arch Capital Group Ltd.
            (203) 862-4300

                             ARCH CAPITAL GROUP LTD.
                         TO ACQUIRE ALTUS HOLDINGS, LTD.

   GREENWICH, CONNECTICUT, MARCH 23, 2001 - Arch Capital Group Ltd. [NASDAQ:
ACGL] announced today that it has entered into a definitive agreement to acquire all of the capital stock of one of its current investee companies, Altus Holdings, Ltd. Altus, a privately held company, provides insurance and alternative risk transfer services through rent-a-captive and other facilities. The Altus group includes First American Insurance Company, an admitted insurer with licenses in 49 states and an A.M. Best rating of A-. Altus' management team is led by David May, formerly a Managing Director at J&H Marsh & McLennan, Inc. where he was responsible for risk management services, including the management of captive insurance companies.

   Under the agreement, the Company will acquire the remaining ownership interests in Altus for a purchase price of approximately $36 million. The transaction is contingent on obtaining applicable regulatory approvals, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions.

   Upon closing of the acquisition, Arch Capital will be able to assist producers, managers and distributors of insurance premium seeking to participate in the underwriting results of their business or requiring a licensed carrier. The Company will also be able to provide services to businesses that are seeking to insure a portion of their corporate risk exposures with a captive insurance company. In addition, the Company, together with its merchant bank, Hales & Company, and Distribution Partners, the private equity fund Hales manages, can provide financial advisory services and capital to insurance entities seeking a buyer, an acquisition candidate or financing.


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   Peter Appel, President and CEO of the Company, said, "Altus fits well within our strategy of building a diversified financial services company that generates both fee-based income and underwriting profit. We believe that our acquisitions of Altus and Hales will enable us to offer a full range of services within and to the insurance sector, while First American, Altus' fully licensed, A- rated carrier, will provide us with a vehicle to participate in attractive underwriting opportunities when such opportunities arise."

   David May, CEO of Altus, commented, "Arch Capital was one of our founding investors and we are very pleased to become an integral part of their business. Being part of the Arch group will allow us to expand the range of services we can offer to our clients. Additionally, Arch Capital's management and financial resources will help position us to capitalize on improving market conditions."

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements involve the Company's current assessment of risks and uncertainties, including statements regarding the completion of the proposed acquisition, expected benefits and anticipated future financial results. Actual events and results may differ materially from those expressed or implied in these statements. In addition to risks and uncertainties related to the Company's business described in filings by the Company with the Securities Exchange Commission, the transactions described in this release are subject to various risks and uncertainties including, but not limited to, the risks that the conditions to closing will not be satisfied as well as risks relating to the successful integration of Altus' business. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with other cautionary statements that are included herein or elsewhere. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

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